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                                                                     EXHIBIT 3.1

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FIRST VIRTUAL HOLDINGS INCORPORATED", CHANGING ITS NAME FROM "FIRST
VIRTUAL HOLDINGS INCORPORATED" TO "MESSAGEMEDIA, INC.,", FILED IN THIS OFFICE ON THE NINTH DAY OF DECEMBER, A.D. 1998, AT 5 o'CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

























                                       /s/ EDWARD J. FREEL
                       (SEAL)          ----------------------------------------
                                       Edward J. Freel, Secretary of State

                                       AUTHENTICATION:      9451927

                                                 DATE:      12-10-98


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                          CERTIFICATE OF AMENDMENT OF
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                      FIRST VIRTUAL HOLDINGS INCORPORATED

     FIRST VIRTUAL HOLDINGS INCORPORATED, a Delaware corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify.

     FIRST: That the Board of Directors of the Company adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Company.

     RESOLVED: That ARTICLE ONE of the Company's Amended and Restated Certificate of Incorporation be, and it hereby is, amended and restated to read in its entirety as follows:

          "The name of this corporation is MessageMedia, Inc."

     RESOLVED: That the first and second sentences of ARTICLE FOURTH of the Company's Amended and Restated Certificate of Incorporation be, and it hereby is, amended and restated to read in its entirety as follows:

          "A. The total number of shares which the Corporation shall have authority to issue is one hundred five million (105,000,000) shares of capital stock.

          B. Of such authorized shares, one hundred million (100,000,000) shares shall be designated "Common Stock" and have a par value of $.001."

     SECOND: That this Amendment has been duly approved and adopted by the stockholders of the Company in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     THIRD: That this Amendment has been duly approved and adopted by the directors of the Company in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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IN WITNESS WHEREOF, FIRST VIRTUAL HOLDINGS INCORPORATED has caused this
Certificate to be signed by Keith Kendrick, its President this 9th day of December, 1998.

                                        FIRST VIRTUAL HOLDINGS INCORPORATED

                                        BY: /s/ KEITH J. Kendrick
                                            -----------------------------------
                                            Keith Kendrick, President


ATTEST:
By: /s/ LEWIS SILVERBERG
    ---------------------
    Lewis Silverberg